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[COMPANY LOGO]


                                 EXHIBIT 10.12


                      AGREEMENT BETWEEN HEXCEL CORPORATION

                                      AND


                                IRA J. KRAKOWER


     AGREEMENT, dated as of September 3, 1996, by and between Hexcel Corporation, a Delaware corporation (the "Company") and Ira J. Krakower ("Employee").
     WHEREAS, the Company and Employee both desire that Employee commence employment with the Company as Senior Vice President, General Counsel, and Corporate Secretary of the Company with such authority, responsibilities and duties customarily attendant to such position including acting as the chief legal officer of the Company; and
     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions applicable to the termination of such employment under certain circumstances;
     NOW, THEREFORE, for and in consideration of the mutual promises made herein, the Company and Employee agree as follows:
     1.   In the event that Employee's employment by the Company is terminated
(a) by the Company at any time for any reason other than Cause (as defined in Exhibit A hereto) or (b) by Employee for Good Reason (as defined in Exhibit A) the Company shall pay Employee an amount equal to the sum of (i) one year of salary based on the highest salary rate in effect with respect to Employee at any time during the 12-month period ending on Employee's last day of employment with the Company, plus (ii) an amount equal to Employee's target bonus under the Company's annual bonus plan for the Company's fiscal year during which Employee's employment terminates ("Severance Pay"). Severance Pay shall be paid in equal installments, in accordance with the Company's regular payroll practice, less applicable federal, state, and local tax withholdings. Except as otherwise provided in this Agreement, Severance Pay shall be in full satisfaction of all other amounts due Employee from the Company.

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     2.   In addition, if Employee becomes entitled to Severance Pay (i) the
Company shall pay Employee, as soon as practicable after termination of employment, any amounts earned, accrued or owing to Employee for services prior to the date of termination and (ii) for a period of one year following Employee's last day of employment with the Company, the Company shall provide to Employee, at no cost to Employee, coverage under (or equivalent to) the medical/dental plans, disability insurance program and life insurance program in which Employee participated as of such last day of employment (or at any time within the 12-month period preceding such day).
     3. Upon termination of his employment with the Company or at any time the Company may so request, Employee will promptly deliver to the Company all memoranda, notices, records, reports, and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith which may then be in his possession or under this control, such as a personal computer, printer, cellular phone and/or facsimile machine. Furthermore, Employee's agreements with respect to confidentiality and secrecy shall remain in full force and effect.
     4. The Company and Employee agree that any dispute as to the interpretation or enforcement of this Agreement shall be resolved by final and binding arbitration in Stamford, Connecticut before a single arbitrator selected by mutual agreement or (failing agreement) selected in accordance with the rules of the American Arbitration Association then in effect (the "Arbitrator"). The award of the Arbitrator may include an award of the costs of arbitration.
     5. The terms of this Agreement shall be regarded as severable. If any term is found by the Arbitrator to be unenforceable, that shall not affect the enforceability of the remainder of the terms of the Agreement. If any term as written should be interpreted by the Arbitrator to be so broad as to be unenforceable, then such term shall be restricted as necessary to make such term enforceable to the fullest extent permitted by law.

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     6.   The Company mid Employee acknowledge that they have read this
Agreement, that they are fully aware of its contents and of its legal effect, that the preceding paragraphs recite the sole consideration for this Agreement, that all agreements and understandings between the parties are embodied and expressed herein and that each party enters into this Agreement freely, without coercion, and based on the party's own judgment and not in reliance upon any representations or promises made by the other party, other than those contained herein.
     7. This Agreement shall be construed and governed by the laws of the State of Connecticut.
     8. Employee shall execute and deliver such further documents, instruments and agreements and shall do such further acts and things as may be necessary or desirable and proper to effectuate the terms hereof and in consideration and as a condition to payment of Severance Pay, a release of the Company in the form it then uses pursuant to its severance Policy; provided, however, that such release shall not result in the release or waiver by Employee of any of this rights under (i) this Agreement or (ii) any other agreement, plan or arrangement to the extent that Employee's rights thereunder have vested.
     9. Employee shall not be required to mitigate amounts payable to him under this Agreement by seeking employment or otherwise, nor shall there be any offset against such amounts for any reason.
     10. This Agreement is binding upon and shall enure to the benefit of the Company and its successors and Employee and this heirs or legal representatives.

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     11. Notices required or permitted hereunder shall be in writing and deemed duly given upon personal delivery or when received following mailing by United States certified mail, return receipt requested, postage prepaid, addressed, if to Employee at:

                                       Ira J. Krakower
                                       30 Norrans Ridge Drive
                                       Ridgefield, CT 06877
and if to the Company at:

                                       John J. Lee, Chairman & Chief
Executive Officer
                                       Hexcel Corporation
                                       Two Stamford Plaza
                                       281 Tresser Boulevard
                                       Stamford, CT 06901-3238


                                       HEXCEL CORPORATION

                                       By: /s/ John J. Lee
                                       --------------------------------------
                                       JOHN J. LEE

                                       EMPLOYEE

                                       /s/ Ira J. Krakower
                                       --------------------------------------
                                       IRA J. KRAKOWER

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                                                                      EXHIBIT A
                                                                      ---------

     Cause Defined. "Cause" for termination of employment shall consist of the following:

          (a) Gross misconduct specifically intended to injure or cause financial loss to the Company, and failure to discontinue same immediately after written notice thereof;

          (b) Repeated willful disregard of or willful failure to substantially perform duties (other than any such disregard or failure resulting from Employee's incapacity due to physical or mental illness) and failure to cure such disregard or failure within thirty (30) days after written notice thereof (and no act, or failure to act, shall be deemed "willfull" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that the act, or failure to act was in the best interest of the Company);

          (c) Conviction of a felony or the pleading of nolo contenders to a felony, provided such conviction or pleading results in incarceration; or

          (d) Conviction of, or the pleading of nolo contendere to, a crime involving dishonesty in dealing with Company property, such as theft, embezzlement, etc.

     Good Reason Defined. "Good Reason" for termination by Employee of Employee's employment shall mean the occurrence (without Employee's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (a) below, such act or failure to act is corrected within 30 days of receipt by the Company of written notice thereof from
Employee:

          (a) An adverse alteration in the nature or status of Employee's responsibilities, including a diminution in Employee's position, duties, responsibilities or authority or the failure of Employee to report directly to the Chief Executive Officer of the Company;

          (b) Reduction by the Company in (i) Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time, or (ii) Employee's level of participation in any compensation plan, including but not limited to the Company's Annual Management Incentive Compensation Plan or equity-based incentive compensation plans or (iii) benefits enjoyed by Employee under any of the Company's pension, savings, life insurance, medical, health and accident or disability plans in which Employee was participating immediately prior to the date of termination, unless, in any

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such case, such reduction is part of an across-the-board program similarly affecting all officers of the Company;

          (c) The Company's requiring Employee to be based anywhere other than the New York/Stamford metropolitan area except for required travel on the Company's business;

          (d) The failure by the Company without Employee's consent to pay to Employee any portion of Employee's current compensation or to pay to Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due; or

          (e) The failure by the Company to provide adequate office and/or support facilities suitable to Employee's position and available to other Company executives.